SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2003

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated December 30, 2003.

Item 9. Regulation FD Disclosure

On December 30, 2003, the Company issued a press release announcing three separate real estate acquisitions totalling approximately 3.6 million square feet. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: December 30, 2003
By: /s/ Jack Corrigan
Jack Corrigan
Vice President and Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 December 30, 2003
Contact:           Mr. Jack Corrigan
                          (818)244-8080, Ext. 663

PS Business Parks, Inc. announces three separate real estate acquisitions totaling approximately 3.6 million square feet.

Glendale, California — PS Business Parks, Inc. (AMEX:PSB), has acquired approximately 3.6 million square feet of multi-tenant properties in three separate transactions, all of which closed in December, 2003. Two acquisitions took place in existing core markets, and the third took place in a new core market for the Company. The total cost of the acquisitions was approximately $242 million.

On December 19, 2003, the Company acquired four flex multi-tenant buildings in the Metro/Black Canyon submarket of Phoenix, Arizona, totaling approximately 110,000 square feet for $9.5 million. The buildings are 83% occupied. This acquisition increases the Company’s presence in the Phoenix market to 669,000 square feet. This business park is adjacent to Corporate Park, a 200,000 square foot business park which the Company has owned and operated since 1999.

On December 24, 2003, PSB purchased two multi-tenant office buildings in the Central Orange County submarket of Orange, California, totaling approximately 107,000 square feet for $15.5 million. The buildings are 84% occupied. The acquisition increased the Company’s presence in Orange County to 1.6 million square feet and in the Southern California market to 3.7 million square feet.

On December 30, 2003, PSB entered a new core market by purchasing Miami International Commerce Center (MICC), a well-established 53 building portfolio totaling approximately 3,350,000 square feet adjacent to the Miami International Airport. The portfolio consists of approximately 3.3 million square feet of multi-tenant industrial and flex space and approximately 60,000 square feet of retail space. The facility was acquired at a cost of approximately $217 million including transaction costs and an estimate to bring the park to the Company’s operating standards. The Company will undertake several improvements to the park over the next several quarters.

The total cost of the acquisitions was approximately $242 million. The Company financed the transactions using $47 million of existing cash, $95 million from its line of credit, and $100 million of short-term borrowings. The Company expects to ultimately finance these transactions with permanent capital.

A conference call is scheduled for Thursday, January 8, 2004 at 10:00 A.M. (PST) to discuss these three acquisitions. The toll free number is 1-800-399-4409; the conference ID is 4776387. A replay of the conference call will be available through January 15, 2004 at 1-800-642-1687.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 30, 2003, PSB now owns approximately 18.4 million net rentable square feet of commercial space with approximately 3,700 customers located in nine states, concentrated primarily in California (5,158,000 sq. ft.), Florida (3,348,000), Texas (2,895,000 sq. ft.), Oregon (1,943,000 sq. ft.), Virginia (2,621,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Forward-Looking Statements

When used within this press release, the words “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities, the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. is available on the Internet. The Company’s web site is www.psbusinessparks.com.